Exhibit 14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report on Dreyfus Premier High Yield Securities Fund dated December 14, 2001, which is incorporated by reference, in this Registration Statement on Form N-14 of The Dreyfus/Laurel Funds Trust.

ERNST & YOUNG LLP

New York, New York
May 6, 2002